Exhibit 99.1

Consent of Sandler O’Neill & Partners, L.P.

We hereby consent to the use of our opinion letter to the Board of Directors of THE BANCorp, Inc. that is included as Annex B to the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of S.Y. Bancorp, Inc. and THE BANCorp, Inc. and to the references to such opinion in the Proxy Statement/Prospectus.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ SANDLER O’NEILL & PARTNERS, L.P.

Dated: February 27, 2013